UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 11, 2011

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 11, 2011, Masco Corporation (the “Company”) and Masco Europe S.à r.l. (“Masco Europe”), as borrowers, entered into Amendment No. 1 to the Credit Agreement (the “Credit Agreement”) dated June 21, 2010 by and among the Company and Masco Europe as borrowers, various lenders and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Amendment”). The Amendment provides for the add-back to shareholder’s equity in the Company’s maximum debt to capitalization covenant of (i) certain non-cash charges (including impairment charges for financial investments and goodwill and other intangible assets) and (ii) changes to the valuation allowance on the Company’s deferred tax assets included in income tax expense, each taken in 2010, which aggregate $986 million after tax. The Amendment also permits the Company to add-back, if incurred, up to $350 million in the aggregate of future non-cash charges. The Company currently has borrowing capacity approximating $1 billion available under the Credit Agreement.
Affiliates of The Bank of New York Mellon, a lender under the Credit Agreement, act as the Company’s transfer agent and as trustee under the Company’s indentures. In the ordinary course of their respective businesses, various lenders that are parties to the Credit Agreement or their affiliates have performed investment banking, commercial banking and other financial services for the Company and its affiliates, including acting as lenders under various loan facilities and as underwriters in offerings of the Company’s securities.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John G. Szenwajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

February 17, 2011

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